FOR IMMEDIATE RELEASE

CONTACT:	Curt Hecker, CEO
Intermountain Community Bancorp
	(208) 263-0505	curt.hecker@panhandlebank.com

Doug Wright, Executive Vice President & CFO
Intermountain Community Bancorp
	(509) 363-2635	doug.wright@intermountainbank.com

Intermountain Community Bancorp Reports Fourth Quarter and Full Year 2013 Earnings

Sandpoint, Idaho, February 12, 2014 - Intermountain Community Bancorp (NASDAQ - IMCB), the holding company for Panhandle State Bank, is pleased to report $6.1 million, or $0.93 per diluted share, in net income applicable to common shareholders for the quarter ended December 31, 2013, as compared to net income of $1.5 million, or $0.23 per share, and $909,000, or $0.14 per share, in the third quarter of 2013 and the fourth quarter of 2012, respectively. Fourth quarter 2013 results included the $6.1 million reversal of the Company's deferred tax asset valuation allowance, which offset higher expenses related to equity compensation granted to raise key employee compensation levels to market, and a valuation reserve established on the installment sale of the Company's one remaining other real estate owned (OREO) property.

For the year ended December 31, 2013, net income applicable to common shareholders was $10.1 million, or $1.56 per diluted share, compared to $1.9 million, or $0.32 per diluted share for 2012, as the tax valuation allowance reversal and a much lower loan loss provision offset a decrease in net interest income.

"Activities in the fourth quarter represented the culmination of several years of effort to restructure and reposition the Company for the future," said Chief Executive Officer Curt Hecker. "The repayment of our Capital Purchase Program funds, reversal of our deferred tax asset valuation allowance, sale of our last large OREO, and continued reduction in classified assets all represent important activities that signal the end of many past challenges," he added. "We believe the Company is now positioned for success in a different banking environment, where changing customer patterns, rapid technological advances, and stiff competition are creating industry consolidation and customer disruption. With our strong, local deposit franchise and flexible capital base, we're creating a Company that is opportunistic and adaptable to rapidly changing conditions, but is prudent in its management of key risks, particularly credit and interest rate risk."

Fourth Quarter 2013 Highlights (at or for the period ended December 31, 2013, compared to September 30, 2013, and December 31, 2012)

▪	The Company repaid its $27 million in Capital Purchase Program ("CPP") funds in November 2013, using $20 million in cash and a $7 million loan. The repayment is expected to result in net improvement to income available to common shareholders of approximately $1.4 million in 2014 after interest expenses on the loan.

•
The Company reversed its remaining tax valuation allowance in the fourth quarter, resulting in a $6.1 million benefit to net income available to common shareholders. The move signals increasing confidence in the future prospects and profitability of the Company, based on improving regional economic conditions, stronger levels of pre-tax profitability, and strong asset quality.

▪
Interest income from the Company's investment portfolio improved in the fourth quarter to $1.7 million from $1.5 million the quarter before as higher market rates and slower prepayment speeds on the Company's mortgage-backed securities had positive impacts.

▪
Interest expense continued to decline, totaling $761,000 for the fourth quarter of 2013, compared to $901,000 for the third quarter of 2013 and $1.0 million in the fourth quarter of 2012. Interest expense in 2013 was down $1.5 million or 29.2% from 2012.

▪
The Company recorded $214,000 in provision for losses on loans in the fourth quarter of 2013, up from the $82,000 it recorded during the third quarter, but down from the $619,000 in provision for the fourth quarter of 2012. For the year, provision for loan losses totaled $559,000, an 87% reduction from the $4.3 million recorded in 2012.

▪	Fees from trust and investment services totaled $2.3 million in 2013, a 49.5% increase from 2012 as the Company continued to emphasize the development of this business.

▪
Nonperforming assets ("NPAs") dropped to 0.68% of total assets at December 31, 2013 from 0.77% at September 30, 2013 and 1.18% at December 31, 2012, as the Company continued to reduce problem assets. The Company's "Texas Ratio" (non-performing assets divided by tangible equity plus the allowance for loan loss) now stands at 6.3%.

▪
In FY 2013, Company employees donated a total of 5,860 volunteer hours to community projects and causes. In addition, the Company supported local charities and community business development activities with gifts totaling $167,000.

Assets and Loan Portfolio Summary

Assets totaled $939.6 million at December 31, 2013, compared to $923.8 million at September 30, 2013 and $972.1 million at December 31, 2012, respectively. The increase from September reflects increases in cash balances resulting from seasonal increases in municipal repurchase balances. The decrease from last year represents the use of cash and marketable securities to redeem the CPP preferred stock and to pay down higher cost liabilities, including brokered and higher rate retail CDs. Net loans receivable decreased by $5.4 and $5.9 million from September 30, 2013 and December 31, 2012, respectively, as the Company continued to remain cautious about adding risk to its loan portfolio in the current economic environment. "We have maintained a conservative approach to credit portfolio management, as we see both credit and interest-rate risks increasing in the current environment," noted Hecker. "The intense competition for loans has led us to scrutinize opportunities carefully for appropriate risk and return ratios.”

The following tables summarize the Company's loan portfolio by type and geographic region, and provide trending information over the prior year.

LOANS BY CATEGORIES
(Dollars in thousands)	12/31/2013	% of total	9/30/2013	% of total	12/31/2012	% of total
Commercial loans	$113,736	21.7%	$111,238	21.1%	$121,307	23.0%
Commercial real estate	181,207	34.7%	185,116	35.1%	186,844	35.4%
Commercial construction	7,383	1.4%	6,305	1.2%	3,832	0.7%
Land and land development	28,946	5.5%	34,172	6.5%	31,278	5.9%
Agriculture	96,584	18.5%	97,453	18.4%	85,967	16.3%
Multifamily	18,205	3.5%	15,802	3.0%	16,544	3.1%
Residential real estate	59,172	11.3%	61,185	11.6%	60,020	11.3%
Residential construction	2,531	0.5%	1,721	0.3%	940	0.2%
Consumer	9,033	1.7%	9,084	1.7%	9,626	1.8%
Municipal	5,964	1.2%	6,107	1.1%	12,267	2.3%
Total loans receivable	$522,761	100.0%	$528,183	100.0%	$528,625	100.0%
Allowance for loan losses	(7,687)		(8,030)		(7,943)
Net deferred origination (fees) costs	(240)		86		86
Loans receivable, net	$514,834		$520,239		$520,768

LOAN PORTFOLIO BY LOCATION December 31, 2013
(Dollars in thousands)	North Idaho - Eastern Washington	Magic Valley Idaho	Greater Boise Area	E. Oregon, SW Idaho, excluding Boise	Other	Total	% of Loan type to total loans
Commercial loans	$80,582	$4,602	$9,745	$18,013	$794	$113,736	21.8%
Commercial real estate	128,248	9,862	9,299	15,465	18,333	181,207	34.7%
Commercial construction	7,028	—	317	—	38	7,383	1.4%
Land and land development	20,397	1,378	5,344	1,203	624	28,946	5.5%
Agriculture	2,003	3,440	26,143	61,034	3,964	96,584	18.5%
Multifamily	12,431	149	4,420	30	1,175	18,205	3.5%
Residential real estate	42,141	3,365	4,244	7,046	2,376	59,172	11.3%
Residential construction	2,337	—	77	117	—	2,531	0.5%
Consumer	5,400	1,149	730	1,506	248	9,033	1.7%
Municipal	4,627	1,337	—	—	—	5,964	1.1%
Total	$305,194	$25,282	$60,319	$104,414	$27,552	$522,761	100.0%
Percent of total loans in geographic area	58.4%	4.8%	11.5%	20.0%	5.3%	100.0%

Asset Quality

Nonperforming loans totaled $2.7 million at December 31, 2013, down from $2.8 million at September 30, 2013 and $6.5 million at the end of last year. The allowance for loan loss coverage of non-performing loans increased to 288.1% in the fourth quarter, up from 281.8% at September 30, 2013 and 121.7% at December 31, 2012, respectively.

NPAs were $6.4 million at quarter end, compared to $7.1 million at September 30, 2013, and $11.5 million at December 31, 2012. Outstanding troubled debt restructured loans totaled $10.0 million, up from $9.2 million at September 30, 2013 and $6.7 million at December 31, 2012.

The following table summarizes nonperforming assets by type and provides trending information over the prior year.

NPA BY CATEGORY
(Dollars in thousands)	12/31/2013	% of total	9/30/2013	% of total	12/31/2012	% of total
Commercial loans	$1,431	22.5%	$1,066	15.0%	$4,042	35.2%
Commercial real estate	167	2.6%	261	3.7%	1,716	14.9%
Land and land development	3,845	60.5%	4,415	62.3%	5,118	44.6%
Agriculture	213	3.4%	527	7.4%	98	0.9%
Residential real estate	693	10.9%	814	11.5%	502	4.4%
Consumer	3	0.1%	3	0.1%	4	—%
Total NPA by Categories	$6,352	100.0%	$7,086	100.0%	$11,480	100.0%

Commercial real estate, land development, agricultural and residential real estate NPAs all experienced decreases from the prior quarter, reflecting sales and collection activity, while commercial loans registered a slight increase. Land and land development loans still comprise the greatest proportion of NPA totals, primarily as a result of one large relationship. The majority of NPAs are in the North Idaho/Eastern Washington region, reflecting the Company's higher loan totals in these areas.

Classified loans totaled $23.1 million at quarter end, compared to $23.1 million at September 30, 2013 and $24.9 million at December 31, 2012. Classified loans are loans in which the Company recognizes potential problems in obtaining repayment of principal and interest per the contractual terms, but does not necessarily believe that losses will occur. The Company took advantage of more favorable market conditions to sell its largest remaining troubled marketable security, reducing classified investments by $4.9 million from September 30, 2013 to a total of $1.2 million.

OREO balances totaled $3.7 million at December 31, 2013, compared to $4.2 million at September 30, 2013 and $5.0 million at December 31, 2012. The Company has entered into an installment sales agreement to sell its final remaining OREO property over a five-year period. While the contract requires full payment of the balance recorded by the Company, because of the installment sales contract, accounting guidance requires the maintenance of the OREO balance on the Company's books and the establishment of a $539,000 valuation reserve against the balance. The Company anticipates recovery of this reserve over the five-year period.

Investment Portfolio, Deposit, Borrowings and Equity Summary

Investments available for sale decreased by $13.4 million during the quarter, as the Company sold some of its portfolio to redeem the CPP preferred stock. The portfolio is down $28.5 million from the same period a year ago, as the Company sold longer-term securities earlier in the year to reduce interest rate risk and moved several municipal bonds, totaling $8.2 million, into the held-to-maturity portfolio. The value of the Company's bond holdings dropped moderately during the fourth quarter, in response to a moderate increase in market interest rates. Prepayments on the Company's mortgage-backed securities have slowed considerably as refinance activity has fallen dramatically. "While we see some opportunity to boost yield and income from the recent rise in market rates, the potential for additional rate increases presents both opportunity in terms of higher interest income and risk in the form of decreased market value," said Chief Financial Officer Doug Wright. "We continue to approach investing cautiously, with a measured approach to moderately boosting income, while maintaining relatively short durations," he added.

Deposits totaled $706.0 million at December 31, 2013, compared to $711.1 million at September 30, 2013 and $748.9 million at the end of the fourth quarter last year. The table below provides information on both current composition and trends in the deposit portfolio.

DEPOSITS
(Dollars in thousands)	12/31/2013	% of total	9/30/2013	% of total	12/31/2012	% of total
Non-interest bearing demand accounts	$235,793	33.4%	$240,116	33.8%	$254,979	34.0%
Interest bearing demand accounts	102,629	14.6%	100,572	14.1%	99,623	13.3%
Money market accounts	215,458	30.5%	217,110	30.5%	213,155	28.5%
Savings & IRA accounts	68,555	9.7%	66,683	9.4%	75,788	10.1%
Certificates of deposit (CDs)	34,178	4.8%	35,827	5.0%	43,535	5.8%
Jumbo CDs	49,437	7%	50,613	7.1%	56,228	7.5%
Brokered CDs	—	—%	—	—%	5,200	0.7%
CDARS CDs to local customers	—	—%	151	0.1%	426	0.1%
Total Deposits	$706,050	100.0%	$711,072	100.0%	$748,934	100.0%

Demand deposit, money market and savings balances were relatively stable from the quarter ended September 30, 2013, but down from the quarter ended December 31, 2013. The decrease in non-interest bearing demand deposits from prior year end reflects some unusual municipal and business deposit activity related to uncertainty over federal government tax and spending policies at the end of 2012 that was not repeated in 2013, and the movement of some municipal funds into repurchase agreements in 2013 as the FDIC ended its unlimited guarantee on non-interest bearing balances. Money market accounts have been relatively stable, while the decrease in savings account balances from last year reflects the termination of a third party contract under which the Company held savings balances to secure credit cards. The Company continues to redeem higher cost CD funding and has no brokered or other wholesale CDs outstanding. Non-interest bearing demand deposits comprised 33.3% of the deposit portfolio and overall, low-cost transaction deposits represented 78.4% of the deposit portfolio at December 31, 2013.

Stockholders' equity totaled $94.0 million at December 31, 2013, compared to $115.0 million at September 30, 2013 and $114.4 million at December 31, 2012. The decrease over last quarter and the prior year reflects the repayment of the Company's CPP preferred stock and the reversal of the Company's unrealized gain on its securities portfolio, which offset additions from improved earnings. Tangible book value per common share totaled $14.48 at December 31, 2013, compared to $13.66 at September 30, 2013 and $13.63 at December 31, 2012. The improvement reflects the earnings improvement of the Company and because only common equity is included in this ratio, was not impacted by the reduction in preferred stock.

Tangible stockholders' equity to tangible assets was 10.0%, compared to 12.4% at September 30, 2013 and 11.8% at the end of December last year. Tangible common equity to tangible assets, which excludes preferred stock, was 10.0%, compared to 9.5% at September 30, 2013 and 9.0% at December 31, 2012.

Income Statement Summary

Net income applicable to common shareholders for the fourth quarter totaled $6.1 million, or $0.93 per common diluted share, compared to a net income applicable to common shareholders of $1.5 million, or $0.23 per common diluted share in the third quarter of 2013, and $909,000, or $0.14 per common diluted share in the fourth quarter of 2012. For the year ended December 31, 2013, net income applicable to common shareholders totaled $10.1 million, or $1.55 per common diluted share, compared to $1.9 million, or $0.32 per common diluted share for the same time period in 2012. Fourth quarter and 2013 full-year results include the $6.1 million reversal of the Company's remaining tax valuation allowance.

Fourth quarter 2013 net interest income before provision totaled $7.4 million, compared to $7.4 million in the third quarter of 2013 and $7.6 million in the fourth quarter of 2012. The decrease from prior quarters reflects lower loan interest income as downward pressure continued on loan yields. Investment interest income rebounded to $1.7 million from $1.5 million in the prior quarter as the impact of higher yields and slowing prepayment speeds on the Company's investment portfolio more than offset lower volumes.

Decreasing interest expense partially offset the decrease in interest income, as rates paid on both deposits and other borrowings continued to decline. The net interest margin was 3.49% for the fourth quarter, up slightly from 3.46% in the third quarter of 2013, but down slightly from 3.53% in the fourth quarter of 2012. Average earning assets for the fourth quarter totaled $842.2 million, compared to $850.8 million for the third quarter of 2013 and $854.5 million for the fourth quarter of 2012. The yield on interest earning assets was 3.85% for the fourth quarter of 2013 versus 3.88% in the third quarter and 4.00% in the fourth quarter of 2012. Average interest-bearing liabilities totaled $809.7 million, $805.5 million and $809.2 million for the fourth quarter of 2013, the third quarter of 2013 and the final quarter of 2012, respectively. The cost on interest-bearing liabilities was 0.37% for the quarter ended December 31, 2013, down from 0.44% and 0.49% for the quarters ended September 30, 2013 and December 31, 2012, respectively.

Net interest margin for the full year 2013 was 3.50% versus 3.56% for 2012, as the decline in the yield on interest-earning assets from 4.15% to 3.92% was largely offset by a decrease in the cost of interest-bearing liabilities from 0.61% to 0.45%. Average interest earning assets totaled $849.3 million in 2013 versus $863.2 million in 2012, while average interest-costing liabilities totaled $806.7 million in 2013, down from $825.9 million in 2012.

The provision for loan loss remained at a relatively low level in the fourth quarter, totaling $214,000. This compared to a net recovery of provision expense of $82,000 in the third quarter of 2013 and a provision expense of $619,000 in the fourth quarter of last year. The Company experienced net chargeoffs of $557,000 during the fourth quarter compared to net recoveries of $70,000 during the third quarter and net chargeoffs of $1.8 million in the quarter ending December 31, 2012. For the year ended December 31, 2013, the provision for loan losses totaled $559,000, an 87.0% decrease from the $4.3 million provision recorded in 2012. Net charge-offs for 2013 were $815,000 versus $9.1 million for 2012.

The tables below provide information on other income for the current three- and twelve-month periods in comparison to prior periods.

Three Months Ended	12/31/2013	% of Total	9/30/2013	% of Total	12/31/2012	% of Total
	(Dollars in thousands)
Fees and service charges	$1,169	45%	$1,299	51%	$1,204	40%
Commissions & fees from trust & investment advisory services	612	23%	559	22%	438	14%
Loan related fee income	616	23%	499	20%	858	28%
Net gain (loss) on sale of securities	(82)	(3)%	180	7%	208	7%
Net gain (loss) on sale of other assets	4	—%	(8)	—%	4	—%
BOLI income	72	3%	83	3%	86	3%
Hedge fair value adjustment	91	3%	89	4%	(26)	(1)%
Unexercised warrant liability fair value adjustment	63	2%	(179)	(7)%	71	2%
Other income	115	4%	(4)	—%	204	7%
Total	$2,660	100%	$2,518	100%	$3,047	100%

Twelve Months Ended	12/31/2013	% of Total	12/31/2012	% of Total
	(Dollars in thousands)
Fees and service charges	$4,866	46%	$4,732	44%
Commissions & fees from trust & investment advisory services	2,344	22%	1,568	15%
Loan related fee income	2,312	22%	2,987	28%
Net gain on sale of securities	301	3%	794	7%
Net gain on sale of other assets	1	—%	19	—%
Other-than-temporary credit impairment on investment securities	(63)	(1)%	(357)	(3)%
BOLI income	324	3%	345	3%
Hedge fair value adjustment	326	3%	(326)	(3)%
Unexercised warrant liability fair value adjustment	(114)	(1)%	180	2%
Other income	265	3%	775	7%
Total	$10,562	100%	$10,717	100%

Other income in the fourth quarter of 2013 was $2.7 million, up from $2.5 million in the third quarter, but down from $3.0 million in the final quarter of 2012. Trust and investment fees have consistently risen during the past year as the Company continues to emphasize and grow this business line, while deposit fees and service charges have fallen slightly. Although mortgage related income was up from the third quarter, lower refinance activity has led to a decline in this area from 2012 results. Positive fair value adjustments in hedge activity and the Company's warrant liability during the fourth quarter offset a slight loss taken in the sale of securities.

For the comparative twelve-month periods, other income decreased modestly as increases in investment services income and hedge fair value adjustments were offset by lower mortgage origination fees, secured savings contract income, and gains on the sale of securities.

The tables below provide information on operating expenses for the current three- and twelve-month periods in comparison to prior periods.

Three Months Ended	12/31/13	% of Total	9/30/13	% of Total	12/31/12	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$5,028	51%	$4,133	51%	$4,181	49%
Occupancy expense	1,161	12%	1,120	14%	1,223	14%
Technology	935	10%	982	12%	895	10%
Advertising	162	2%	194	2%	174	2%
Fees and service charges	93	1%	88	1%	131	2%
Printing, postage and supplies	160	2%	176	2%	208	2%
Legal and accounting	528	6%	350	5%	504	6%
FDIC assessment	132	1%	145	2%	97	1%
OREO operations	543	6%	139	2%	390	4%
Other expense	851	9%	766	9%	868	10%
Total	$9,593	100%	$8,093	100%	$8,671	100%

Twelve Months Ended	12/31/2013	% of Total	12/31/2012	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$17,619	52%	$16,291	48%
Occupancy expense	4,640	14%	4,911	15%
Technology	3,718	11%	3,583	11%
Advertising	650	2%	633	2%
Fees and service charges	359	1%	597	2%
Printing, postage and supplies	727	2%	987	3%
Legal and accounting	1,709	5%	1,796	5%
FDIC assessment	627	2%	1,024	3%
OREO operations	825	2%	653	2%
Other expense	3,209	9%	2,958	9%
Total	$34,083	100%	$33,433	100%

Operating expenses increased during the fourth quarter to $9.6 million, compared to $8.1 million in the third quarter of 2013 and $8.7 million in the fourth quarter of 2012. Fourth quarter results were impacted by the issuance of restricted stock for key employees to bring compensation levels to market, and by the establishment of the $539,000 OREO valuation adjustment noted above. Most other expenses were relatively stable when compared to prior quarters.

The Company recorded $34.1 million in operating expense for the year ended December 31, 2013 up from $33.4 million for the same period in 2012. The impacts of the restricted stock vesting and OREO valuation reserve offset decreases in occupancy, collection, armored car, FDIC insurance, printing, supplies, and legal and accounting expenses. One-time expenses related to the Company's conversion of its core processing systems during 2013 also had an impact, but should result in savings long term. "After several years of consistent and significant cost reduction, 2013 was a repositioning year for us," Hecker noted, "as we incurred some additional expense to better position the Company for new initiatives in the future."

As noted above, the Company reversed its tax valuation allowance in the fourth quarter, resulting in a net $6.1 million income tax benefit for both the quarter and year. In doing so, Company management evaluated its future potential earnings and possible tax strategies, and concluded that there is a high probability that the tax benefits resulting from prior losses will be realized during the allowed carry forward period. After the reversal of the allowance, the Company's net deferred tax asset totaled $21.7 million, compared to $14.9 million at September 30, 2013 and $12.3 million at December 31, 2012.

About Intermountain Community Bancorp:

Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with nineteen banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d'Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.

All data contained in this report have been prepared on a consolidated basis for Intermountain Community Bancorp. IMCB's shares are quoted on the NASDAQ Capital Market Exchange, ticker symbol IMCB. Additional information on Intermountain Community Bancorp, and its internet banking services, can be found at www.intermountainbank.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to the following and the other risks described in the “Risk Factors,” “Business,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections, as applicable, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company's loan portfolio; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company's loan and other products; declines in the housing and real estate market; increases in unemployment or sustained high levels of unemployment; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment. Readers are cautioned that forward-looking statements in this release speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED BALANCE SHEETS (Unaudited)

	12/31/2013	9/30/2013	12/31/2012
	(Dollars in thousands, except per share amounts)
ASSETS
Cash and cash equivalents:
Interest-bearing	$44,946	$17,795	$53,403
Non-interest bearing and vault	7,851	7,972	13,536
Restricted cash	12,333	12,236	13,146
Available-for-sale securities, at fair value	251,638	265,000	280,169
Held-to-maturity securities, at amortized cost	28,286	26,241	14,826
Federal Home Loan Bank of Seattle stock, at cost	2,187	2,228	2,269
Loans held for sale	614	721	1,684
Loans receivable, net of allowance for losses on loans $7,687, $8,030 and $7,943 as of December 31, 2013, September 30, 2013 and December 31, 2012, respectively	514,834	520,239	520,768
Accrued interest receivable	4,170	4,310	4,320
Office properties and equipment, net	35,036	35,420	35,453
Bank-owned life insurance	9,797	9,725	9,472
Other real estate owned (“OREO”)	3,684	4,236	4,951
Prepaid expenses and other assets	24,272	17,641	18,142
Total assets	$939,648	$923,764	$972,139

LIABILITIES
Deposits:
Interest bearing deposits	$470,257	$470,956	$493,955
Noninterest bearing deposits	235,793	240,116	254,979
Securities sold subject to repurchase agreements	99,888	64,409	76,738
Advances from Federal Home Loan Bank	4,000	4,000	4,000
Unexercised stock warrant liability	942	1,004	828
Cashier checks issued and payable	3,620	3,174	2,024
Accrued interest payable	219	307	1,185
Other borrowings	23,410	16,527	16,527
Accrued expenses and other liabilities	7,507	8,321	7,469
Total liabilities	845,636	808,814	857,705

STOCKHOLDERS' EQUITY
Common stock - voting shares	97,087	96,358	96,368
Common stock - non-voting shares	31,941	31,941	31,941
Preferred stock, Series A	—	26,894	26,527
Accumulated other comprehensive income (loss) (1)	(1,182)	(331)	3,529
Accumulated deficit	(33,834)	(39,912)	(43,931)
Total stockholders' equity	94,012	114,950	114,434
Total liabilities and stockholders' equity	$939,648	$923,764	$972,139

Book value per common share, excluding preferred stock	$14.48	$13.67	$13.64
Tangible book value per common share, excluding preferred stock (2)	$14.48	$13.66	$13.63
Shares outstanding at end of period	6,490,902	6,443,294	6,442,820
Stockholders' Equity to Total Assets	10.01%	12.44%	11.77%
Tangible Common Equity to Tangible Assets	10.00%	9.53%	9.04%

(1) Net of deferred income taxes (2) Amount represents common stockholders' equity less net goodwill and other intangible assets divided by total common shares outstanding.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	12/31/2013	9/30/2013	12/31/2012
	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$6,495	$6,809	$6,929
Investments	1,668	1,517	1,689
Total interest income	8,163	8,326	8,618
Interest expense:
Deposits	442	471	700
Borrowings	319	430	312
Total interest expense	761	901	1,012
Net interest income	7,402	7,425	7,606
(Provision for) recovery of losses on loans	(214)	82	(619)
Net interest income after provision for losses on loans	7,188	7,507	6,987
Other income (expense):
Fees and service charges	1,169	1,299	1,204
Commissions & fees from trust & investment advisory services	612	559	438
Loan related fee income	616	499	858
Net gain (loss) on sale of securities	(82)	180	208
Net gain (loss) on sale of other assets	4	(8)	4
Bank-owned life insurance	72	83	86
Fair value adjustment on cash flow hedge	91	89	(26)
Unexercised warrant liability fair value adjustment	63	(179)	71
Other income	115	(4)	204
Total other income, net	2,660	2,518	3,047
Operating expenses:
Salaries and employee benefits	5,028	4,133	4,181
Occupancy expense	1,161	1,120	1,223
Technology	935	982	895
Advertising	162	194	174
Fees and service charges	93	88	131
Printing, postage and supplies	160	176	208
Legal and accounting	528	350	504
FDIC assessment	132	145	97
OREO operations	543	139	390
Other expenses	851	766	868
Total operating expenses	9,593	8,093	8,671
Income before income tax benefit	255	1,932	1,363
Income tax benefit	6,118	—	8
Net income	6,373	1,932	1,371
Preferred stock dividend	294	461	461
Net Income applicable to common stockholders	$6,079	$1,471	$910
Income per share - basic	$0.94	$0.23	$0.14
Income per share - diluted	$0.93	$0.23	$0.14
Weighted-average common shares outstanding - basic	6,448,599	6,443,294	6,442,729
Weighted-average common shares outstanding - diluted	6,509,675	6,497,886	6,470,944

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Twelve Months Ended
	12/31/2013	12/31/2012
	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$26,973	$28,172
Investments	6,358	7,704
Total interest income	33,331	35,876
Interest expense:
Deposits	1,984	3,002
Borrowings	1,614	2,081
Total interest expense	3,598	5,083
Net interest income	29,733	30,793
Provision for losses on loans	(559)	(4,306)
Net interest income after provision for losses on loans	29,174	26,487
Other income (expense):
Fees and service charges	4,866	4,732
Commissions & fees from trust & investment advisory services	2,344	1,568
Loan related fee income	2,312	2,987
Net gain on sale of securities	301	794
Net gain on sale of other assets	1	19
Other-than-temporary impairment on investments	(63)	(357)
Bank-owned life insurance	324	345
Fair value adjustment on cash flow hedge	326	(326)
Unexercised warrant liability fair value adjustment	(114)	180
Other income	265	775
Total other income, net	10,562	10,717
Operating expenses:
Salaries and employee benefits	17,619	16,291
Occupancy expense	4,640	4,911
Technology	3,718	3,583
Advertising	650	633
Fees and service charges	359	597
Printing, postage and supplies	727	987
Legal and accounting	1,709	1,796
FDIC assessment	627	1,024
OREO operations	825	653
Other expenses	3,209	2,958
Total operating expenses	34,083	33,433
Income (loss) before income tax benefit	5,653	3,771
Income tax benefit	6,118	8
Net income	11,771	3,779
Preferred stock dividend	1,673	1,891
Net Income applicable to common stockholders	$10,098	$1,888
Income per share - basic	$1.57	$0.33
Income per share - diluted	$1.55	$0.32
Weighted-average common shares outstanding - basic (1)	6,444,556	5,806,958
Weighted-average common shares outstanding - diluted (2)	6,494,089	5,825,283

INTERMOUNTAIN COMMUNITY BANCORP KEY PERFORMANCE RATIOS

	Three Months Ended			Twelve Months Ended
	12/31/2013	9/30/2013	12/31/2012	12/31/2013	12/30/2012
Net Interest Spread:
Yield on Loan Portfolio	4.89%	5.02%	5.28%	5.12%	5.43%
Yield on Investments & Cash	2.10%	1.92%	2.01%	1.97%	2.23%
Yield on Interest-Earning Assets	3.85%	3.88%	4.00%	3.92%	4.15%

Cost of Deposits	0.25%	0.26%	0.38%	0.28%	0.42%
Cost of Advances	1.46%	3.07%	3.08%	2.12%	2.25%
Cost of Borrowings	1.21%	1.72%	1.50%	1.63%	1.96%
Cost of Interest-Bearing Liabilities	0.37%	0.44%	0.49%	0.45%	0.61%
Net Interest Spread	3.47%	3.44%	3.50%	3.48%	3.53%

Net Interest Margin	3.49%	3.46%	3.53%	3.50%	3.56%

Performance Ratios:
Return on Average Assets	2.71%	0.83%	0.56%	1.25%	0.39%
Return on Average Common Stockholders' Equity	26.49%	6.70%	4.14%	11.33%	2.75%
Return on Average Common Tangible Equity (1)	26.50%	6.70%	4.14%	11.34%	2.75%
Operating Efficiency	95.34%	81.39%	81.39%	84.58%	80.54%
Noninterest Expense to Average Assets	4.05%	3.46%	3.60%	3.66%	3.46%
(1) Average common tangible equity is average common stockholders' equity less average other intangible assets.

INTERMOUNTAIN COMMUNITY BANCORP LOAN AND REGULATORY CAPITAL DATA

	12/31/2013	9/30/2013	12/31/2012
	(Dollars in thousands)
Loan Data
Net Charge-Offs to Average Net Loans (QTD Annualized)	0.42%	(0.05)%	1.37%
Loan Loss Allowance to Total Loans	1.47%	1.52%	1.50%

Nonperforming Assets:
Accruing Loans-90 Days Past Due	$—	$42	$—
Nonaccrual Loans	2,668	2,808	6,529
Total Nonperforming Loans	2,668	2,850	6,529
OREO	3,684	4,236	4,951
Total Nonperforming Assets (“NPA”)	$6,352	$7,086	$11,480

Troubled Debt Restructured Loans	10,047	9,212	6,719
NPA to Total Assets	0.68%	0.77%	1.18%
NPA to Net Loans Receivable	1.23%	1.36%	2.20%
NPA to Estimated Risk Based Capital	6.45%	5.60%	9.25%
NPA to Tangible Equity + Allowance for Loan Loss	6.25%	5.76%	9.39%
Loan Delinquency Ratio (30 days and over)	0.24%	0.31%	0.13%

	12/31/2013	9/30/2013	12/31/2012
Allowance for Loan Loss by Loan Type	(Dollars in thousands)
Commercial loans	$1,819	$1,764	$2,156
Commercial real estate loans	2,455	2,514	2,762
Commercial construction loans	177	154	101
Land and land development loans	1,067	1,206	1,197
Agriculture loans	726	928	228
Multifamily loans	33	35	51
Residential real estate loans	1,192	1,255	1,144
Residential construction loans	56	38	24
Consumer loans	136	107	202
Municipal loans	26	29	78
Totals	$7,687	$8,030	$7,943

Regulatory Capital
Total capital (to risk-weighted assets):
The Company	16.92%	21.13%	20.51%
Panhandle State Bank	16.95%	20.08%	19.07%
Tier 1 capital (to risk-weighted assets):
The Company	15.67%	19.88%	19.26%
Panhandle State Bank	15.70%	18.83%	17.82%
Tier 1 capital (to average assets):
The Company	10.06%	12.94%	12.54%
Panhandle State Bank	10.06%	12.26%	11.60%